Rule 30a-2(b) CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b)
of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of The Alger Portfolios, do hereby certify, to such officer's knowledge, that:

(1) The annual report on Form N-CSR of the Registrant for the period ended
December 31, 2014 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of
1934;
and
(2) the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of
The Alger Portfolios.

Dated: February 23, 2016

/s/Hal Liebes

Hal Liebes
President
The Alger Large Cap Portfolio

Dated: February 23, 2016

/s/ Michael D. Martins

Michael D. Martins
Treasurer
The Alger Large Cap Portfolio

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.